                                                                               .
                                                                               .
                                                                               .

                                                                       Exhibit 1

                             BYLAWS BANCOLOMBIA S.A

                                                                            PAG.
                                                                            ----
CHAPTER I NAME - TYPE - NATIONALITY - DOMICILE - OBJECT - TERM ..........     5
ARTICLE 1. NAME - NATURE - NATIONALITY ..................................     5
ARTICLE 2. DOMICILE .....................................................     5
ARTICLE 3. OPENING OF BRANCHES AND AGENCIES .............................     5
ARTICLE 4. CORPORATE OBJECT .............................................     5
ARTICLE 5. TERM .........................................................     6

CHAPTER II CAPITAL ......................................................     6
ARTICLE 6. AUTHORIZED CAPITAL STOCK .....................................     6
ARTICLE 7. SUBSCRIBED AND PAID-IN CAPITAL ...............................     6
ARTICLE 8. VARIATIONS TO CAPITAL STOCK ..................................     6

CHAPTER III STOCK AND STOCKHOLDERS ......................................     6
ARTICLE 9. SHARE CLASSES ................................................     6
ARTICLE 10. LIMITS ON THE ISSUANCE OF SHARES WITH PREFERRED DIVIDEND AND
            NO VOTING RIGHTS ............................................     7
ARTICLE 11. CERTIFICATES ................................................     7
ARTICLE 12. ISSUANCE OF CERTIFICATES ....................................     7
ARTICLE 13. STOCK RECORD ................................................     7
ARTICLE 14. DUPLICATES ..................................................     8
ARTICLE 15. TRANSFER OF SHARES ..........................................     8
PARAGRAPH ...............................................................     9
ARTICLE 16. NEGOTIATION OF UNPAID SHARES ................................     9
ARTICLE 17. PENDING DIVIDENDS ...........................................     9
ARTICLE 19. SHARES GIVEN AS SECURITY AND USUFRUCT .......................     9
ARTICLE 20. ATTACHMENT OF SHARES ........................................    10
ARTICLE 21. WITHHOLDING OF DIVIDENDS ....................................    10
ARTICLE 22. ADHERENCE TO THE BYLAWS .....................................    10
ARTICLE 23. TAXES .......................................................    10

CHAPTER IV SUBSCRIPTION OF NEW STOCK
ARTICLE 24. SHARE ISSUANCE AND REGULATION ...............................    10
ARTICLE 25. PREEMPTIVE RIGHTS ...........................................    11
PARAGRAPH ...............................................................    11
ARTICLE 26. PLACEMENT WITHOUT PRE-EMPTIVE RIGHT .........................    11
ARTICLE 27. PAYMENT OF ISSUED STOCK .....................................    12
ARTICLE 28. MINIMUM VALUE OF SHARES AND AUTHORIZATION OF ISSUANCE .......    12

CHAPTER V SHAREHOLDERS' REPRESENTATION ..................................    12
ARTICLE 29. POWER OF ATTORNEY ...........................................    12
PARAGRAPH ...............................................................    12
ARTICLE 30. INDIVISIBILITY OF SHARES ....................................    12
ARTICLE 31. REPRESENTATION OF ILLIQUID SUCCESSION .......................    12

ARTICLE 32. EXERCISE OF THE REPRESENTATION ..............................    13
ARTICLE 33. LEGAL CAPACITY ..............................................    13
ARTICLE 34. INCOMPATIBILITY OF ADMINISTRATORS AND EMPLOYEES .............    13

CHAPTER VI MECHANISMS FOR CONFLICT RESOLUTION ...........................    13
ARTICLE 35. MECHANISMS FOR CONFLICT RESOLUTION ..........................    13

CHAPTER VII MANAGEMENT AND DUTIES OF DIRECTORS AND OFFICERS .............    14
ARTICLE 36. DIRECTION AND MANAGEMENT BODIES .............................    14
ARTICLE 37. DUTIES OF THE ADMINISTRATORS ................................    14

CHAPTER VIII GENERAL MEETING OF SHAREHOLDERS ............................    16
ARTICLE 38. COMPOSITION .................................................    16
ARTICLE 39. PRESIDENT OF THE GENERAL MEETING OF SHAREHOLDERS ............    17
ARTICLE 40. NOTICE OF MEETING ...........................................    17
PARAGRAPH ...............................................................    17
ARTICLE 41. ORDINARY MEETING ............................................    17
PARAGRAPH ...............................................................    18
ARTICLE 42. SPECIAL MEETINGS ............................................    18
PARAGRAPH ...............................................................    18
ARTICLE 43. PLACE OF MEETINGS ...........................................    18
PARAGRAPH ...............................................................    18
ARTICLE 44. MEETING WITHOUT NOTICE ......................................    18
ARTICLE 45. DELIBERATION QUORUM .........................................    18
PARAGRAPH 1 .............................................................    19
PARAGRAPH 2 .............................................................    19
ARTICLE 46. FUNCTIONS OF THE GENERAL MEETING OF SHAREHOLDERS ............    19
PARAGRAPH ...............................................................    20
ARTICLE 47. DECISIONS MAJORITIES ........................................    21
ARTICLE 48. ELECTIONS AND VOTING ........................................    21
ARTICLE 49. NUMBER OF DEBATES ...........................................    23
ARTICLE 50. MINUTES .....................................................    23
ARTICLE 51. PARTICIPATION BY SHAREHOLDERS ENTITLED TO PREFERRED DIVIDEND
            AND NO VOTING RIGHTS ........................................    23

CHAPTER IX THE BOARD OF DIRECTORS .......................................    24
ARTICLE 52. COMPOSITION .................................................    24
ARTICLE 53. CITATION OF ALTERNATES ......................................    24
ARTICLE 54. VACANCY .....................................................    25
ARTICLE 55. QUALIFICATION AND INAUGURATION OF DIRECTORS .................    25
ARTICLE 56. INCOMPATIBILITY DUE TO KINSHIP ..............................    25
ARTICLE 57. TERM OF DIRECTORS ...........................................    25
ARTICLE 58. BOARD MEMBERS ...............................................    25

ARTICLE 59. MEETINGS OF THE BOARD OF DIRECTORS ..........................    25
ARTICLE 60. ATTENDANCE OF ALTERNATES ....................................    26
ARTICLE 61. ATTENDANCE OF BANK OFFICIALS ................................    26
ARTICLE 62. PLACE OF MEETINGS ...........................................    26
ARTICLE 63. FUNCTIONING OF THE BOARD OF DIRECTORS .......................    26
ARTICLE 64. FUNCTIONS OF THE BOARD OF DIRECTORS .........................    27
ARTICLE 65. DELEGATION ..................................................    30
ARTICLE 66. PROVISION OF VACANCIES ......................................    30

CHAPTER X PRESIDENCY ....................................................    31
ARTICLE 67. PRESIDENT OF THE BANK - CAPACITY ............................    31
ARTICLE 68. REPLACEMENT OF THE PRESIDENT ................................    31
ARTICLE 69. HIERARCHICAL SUPERIORITY OF THE PRESIDENT ...................    31
ARTICLE 70. DUTIES OF THE PRESIDENT .....................................    31

CHAPTER XI LEGAL REPRESENTATIVES OF THE BANK ............................    33
ARTICLE 71. LEGAL REPRESENTATION ........................................    33
FIRST PARAGRAPH .........................................................    33
SECOND PARAGRAPH ........................................................    34
ARTICLE 72. APPOINTMENT .................................................    33
ARTICLE 73. FUNCTIONS OF THE SECRETARY ..................................    33

CHAPTER XII THE FISCAL EXAMINER .........................................    34
ARTICLE 74. APPOINTMENT AND ASSUMPTION OF OFFICE ........................    34
ARTICLE 75. QUALIFICATION ...............................................    35
ARTICLE 76. INHABILITIES ................................................    35
ARTICLE 77. INCOMPATIBILITIES ...........................................    35
ARTICLE 78. FUNCTIONS ...................................................    35
PARAGRAPH ...............................................................    35
ARTICLE 79. REMUNERATION ................................................    36

CHAPTER XIII BRANCH OFFICES AND AGENCIES ................................    35
ARTICLE 80. OPERATION ...................................................    35
ARTICLE 81. COORDINATION ................................................    35

CHAPTER XIV BALANCES, PROFITS, RESERVE AND DIVIDENDS ....................    36
ARTICLE 82. INTERMEDIATE FINANCIAL STATEMENTS ...........................    36
ARTICLE 83. FINANCIAL STATEMENTS ........................................    36
PARAGRAPH ...............................................................    36
ARTICLE 84. LEGAL RESERVE ...............................................    36
ARTICLE 85. DISTRIBUTION OF PROFITS .....................................    36
PARAGRAPH ...............................................................    38

ARTICLE 86. SHARES WITH PREFERRED DIVIDEND AND WITHOUT RIGHT TO VOTING ..    38
ARTICLE 87. DIVIDEND PERIODS ............................................    38
ARTICLE 88. CLAIM OF DIVIDENDS ..........................................    38
ARTICLE 89. DIVIDENDS STOCK .............................................    38
ARTICLE 90. ABSORPTION OF CORPORATE LOSSES ..............................    39

CHAPTER XV DISSOLUTION AND LIQUIDATION ..................................    39
ARTICLE 91. DISSOLUTION .................................................    39
ARTICLE 92. NOTICE OF DISSOLUTION .......................................    40
ARTICLE 93. LIQUIDATION .................................................    40
ARTICLE 94. APPOINTMENT OF THE LIQUIDATOR ...............................    40
ARTICLE 95. RULES TO BE FOLLOWED IN THE LIQUIDATION .....................    40
ARTICLE 96. DUTIES OF THE LIQUIDATOR ....................................    41
ARTICLE 97. ADMINISTRATIVE LIQUIDATION ..................................    42

                             BYLAWS BANCOLOMBIA S.A.

                                    CHAPTER I

               NAME - TYPE - NATIONALITY - DOMICILE - OBJECT -TERM

ARTICLE 1. NAME - NATURE - NATIONALITY

Bancolombia S.A. is a corporation, of Colombian nationality, incorporated through public deed No. 388 of January 24, 1945, granted before the First Notary of Medellin. It may also do business under the corporate name Banco de Colombia S.A., and may designate its commercial establishments, products and services, under the trade name of Bancolombia.

ARTICLE 2. DOMICILE

The main domicile of the Bank is the city of Medellin, capital city of the Province of Antioquia, Republic of Colombia, where its main corporate business and premises are also located.

The domicile may not be changed without prior resolution from the General Meeting of Shareholders.

ARTICLE 3. OPENING OF BRANCHES AND AGENCIES

The Board of Directors may order the opening of branches and agencies of the Bank, within or out of the country, subject to the statutory regulations and in compliance with the requirements established by the law.

ARTICLE 4. CORPORATE OBJECT

The Bank's Corporate Object consists of all the banking operations, business, acts and services, performed through the banking establishment bearing its name and subject to the applicable legal provisions.

In the implementation of its corporate object and subject to the restrictions and limitations imposed by the law, the corporation may develop all the activities authorized to such kind of establishments and perform the investments which it is allowed to perform.

In the Bank's corporate object are included such acts which are directly related with it and those whose purpose is to exercise the rights and fulfill the obligations, legally or conventionally derived from the existence and activity of the corporation.

The corporation may also participate in the capital of other corporations, when it is authorized by law, within the terms, and with the requirements, limits or conditions established by such law.

ARTICLE 5. TERM

Originally, the corporation was established for a fifty (50)-year term, starting on December 9, 1944, when the Superintendencia Bancaria (Superintendency of Banking) approved the Corporation Charter, such term was extended for other fifty years, that is, until the year 2,044.

                                   CHAPTER II

                                     CAPITAL

ARTICLE 6. AUTHORIZED CAPITAL STOCK

The authorized capital stock of Bancolombia S.A. is three hundred thirty five thousand million Colombian Pesos (Ps500.000'000.000), divided into one thousand million (1.000.000.000) shares of a par value of five hundred pesos (Ps500.oo) each.

ARTICLE 7. SUBSCRIBED AND PAID-IN CAPITAL

The subscribed and paid-in capital of Bancolombia S.A. shall be established and set in accordance with the Law, these bylaws, and any particular provisions contained in the regulations governing financial institutions.

ARTICLE 8. VARIATIONS TO CAPITAL STOCK

The authorized capital stock may be modified only by the General Meeting of Shareholders in compliance with the requirements of the Law, in accordance with the relevant amendment to the Bylaws, legally approved and formalized. Any modification to the subscribed and paid-in capital stock shall be certified by the External Auditor in accordance with the legal provisions and shall be filed with the mercantile public record.

                                  CHAPTER III

                             STOCK AND STOCKHOLDERS

ARTICLE 9. SHARE CLASSES

The company's shares are certificated and of capital stock and these may be: a) common, b) privileged, and c) with preferred dividend and no voting rights. To the extent that it is not contrary to their nature, privileged shares shall be subject to the provisions in these Bylaws that are applicable to common shares.

Shares may circulate in either certificated or uncertificated form, according to the decision by the Board of Directors incorporated in the relevant prospect regulation. As to uncertificated shares, their transferability shall be subject to the rules governing operations through the Central Securities Deposit (Deposito Central de Valores).

Pursuant to article 6 of the Bylaws, all shares issued shall have the same nominal value.

ARTICLE 10. LIMITS ON THE ISSUANCE OF SHARES WITH PREFERRED DIVIDEND AND NO VOTING RIGHTS

In the terms of Law, shares with preferred dividend and no voting rights, may not represent more than fifty percent (50%) of the subscribed capital.

ARTICLE 11. CERTIFICATES

For certificated shares, certificates will be issued in numerated and consecutive series, signed by the legal representative and the secretary, and will contain instructions established by law, according to the text and under de formalities determined by the Board of Directors.

For uncertificated shares, it will be sufficient for its holder to excercise its rights, with the entry on the account and the registration in the company's Stock Record, which will be established through record issued by the Central Security Depository.

ARTICLE 12. ISSUANCE OF CERTIFICATES

When shares circulate certified, the Bank shall issue to each shareholder a certificate for all the shares in his possession, unless he asks for the issuance of certificates for a partial number of shares.

The Bank will not issue certificates for fractions of shares.

While shares are not fully paid up, only provisional certificates shall be issued to shareholders.

ARTICLE 13. STOCK RECORD

The Corporation shall keep a Stock Record in the manner prescribed by the law, where each stockholder's name, nationality, domicile and identification number shall be recorded.

Both the provisional and the definitive certificates as well as alienation or transfer of shares, attachments and legal lawsuits related to them and other liens or limitations of ownership, shall be recorded in the Stock Record.

The Bank shall recognize the capacity of shareholder or Security holder's right to shares only to the person whose name appears recorded on such stock record. Therefore, no alienation or transfer of shares, lien or limitation, attachment or adjudication shall produce effects regarding the Bank or third parties but by virtue of the registration in the stock record, and such register shall not be denied by the Bank but by order of competent authority, or when dealing with shares whose negotiation requires the fulfillment of certain requirements not yet accomplished.

ARTICLE 14. DUPLICATES

For shares that trade certified, the Bank shall issue duplicates of the certificates to the shareholders registered in the Stock Record only in the cases and subject to the provisions set forth below:

a) Issuance of duplicates in the event of theft or loss of any certificates shall be authorized by the Board of Directors. In the event of theft, the event shall be proven to the Board of Directors and, in any event, production of an authentic copy of the relevant crime report shall be required. In the event of loss, the guarantee required by the Board of Directors must be granted; should the lost certificate be found, its owner must return the same to the Bank, for the its cancellation.

b) In case of deterioration, issuance of duplicate shall be authorized by the Secretary, upon submission of the original certificates by the shareholders for their write off.

ARTICLE 15. TRANSFER OF SHARES

Shares are transferable in accordance with the Law, except in the cases legally exempted.

In the case of sale, entry on the Share Record Book shall be pursuant to a written order from the transferor, whether in the form of endorsement on the relevant certificate or through a "letter of transfer" signed by him. The transferor must indicate in the endorsement or letter, the name of the transferee, his domicile, nationality and identification. In any forced sales and in the event of judicial awards or corporate liquidations, the entry shall be through exhibition of the original or true copies of the documents containing the instruction or communication from the party legally bound to do so. In the remaining cases the transferor must produce the documents required under the regulations in force.

For the purposes of registration and issuance of the certificate to the transferee, the Bank must previously cancel the certificates issued to the transferor or former owner.

Should the shares circulate on an uncertificated basis, transfer thereof shall be formalized through an account entry by the Central Securities Deposit.

PARAGRAPH

The Bank does not assume any responsibility by reason of facts or circumstances that might affect the validity of the contract between the transferor and the transferee of shares, and to accept or reject transfers it shall take into account only the compliance with the external formalities of the assignment.

ARTICLE 16. NEGOTIATION OF UNPAID SHARES

Shares not paid up may be negotiated in the same manner as paid-up shares, but both assignor and assignee shall be solidaryly responsible for the unpaid amount.

ARTICLE 17. PENDING DIVIDENDS

When in the letter of transfer of shares or in the respective order the contrary is not explicitly stated, pending dividends shall belong to the buyer of the shares from the date of the letter or the order of transfer.

ARTICLE 18. NON-TRANSFERABLE STOCK

No stock whose register has been cancelled or prevented by order of competent authority can be alienated.

To transfer stock whose ownership is under litigation, authorization from the respective judge is needed; as to attached shares, authorization from the plaintiff is also needed.

ARTICLE 19. SHARES GIVEN AS SECURITY AND USUFRUCT

Shares levied with securities may not be alienated without consent of the creditor. The security on shares does not give the creditor the rights inherent to the capacity of shareholder but with authorization of explicit agreement. The writing or document containing the corresponding agreement shall be sufficient to exercise the rights conferred on the creditor before the Bank.

The security shall be legalized through registration in the stock record.

Save explicit stipulation to the contrary, the usufruct shall confer all the rights inherent to the capacity of shareholder excepting the right to alienate or encumber them and their reimbursement after liquidation. For the exercise of rights reserved by the owner, the presentation of the writing or document where such reserves are made is sufficient.

In case shares circulate uncertified, these transactions shall be legalized by entry into the account by the Central Security Deposit.

ARTICLE 20. ATTACHMENT OF SHARES

The attachment of shares shall be carried out with the registration in the stock record with written order from the competent official. The attachment covers the corresponding dividend and can be restricted only to this. In this last event, the attachment shall be carried out through order of the judge to perform the attachment and to place the respective amounts at his disposal.

ARTICLE 21. WITHHOLDING OF DIVIDENDS

Whenever there is litigation over shares and withholding of their dividends is ordered, the Bank shall keep these in deposit on hand, without interests, until the official ordering the withholding notifies to whom they shall be handed in.

ARTICLE 22. ADHERENCE TO THE BYLAWS

It is understood that any one acquiring shares of the Bank, either through the subscription agreement or by transfer, or any other way, shall be subject to these bylaws.

ARTICLE 23. TAXES

Taxes levied on the issuance and transfer of stock certificates are to be charged to the stockholders.

                                   CHAPTER IV

                            SUBSCRIPTION OF NEW STOCK

ARTICLE 24. SHARE ISSUANCE AND REGULATION

The shares currently on reserve, and those subsequently created by the General Shareholders' meeting, shall be issued on the times and according to the basis determined by the competent corporate body.

It is a duty of the Board of Directors, to order the issuance of common stock, and to publish the respective regulation of the issue of shares, subject to the applicable legal and statutory provisions.

The issuance of shares with preferential dividends and without right to voting, shall be ordered by the General Shareholders Meeting, and its regulation may be delegated to the Board of Directors.

If shares with preferential dividend and without right to voting are issued, the issuance regulation may indicate if they can be converted into common stock, the term for such conversion and if it is optional or compulsory.

In a similar way, when as a consequence of changes in the Bank structure, the type of shares with preferential dividend and without right to voting disappear, such shares shall be converted in common shares.

In the event that shares with preferential dividends and without right to voting are converted into common shares, each share of the first kind, shall be entitled to one share of the second kind.

Issuance of privileged shares shall be approved by the General Meeting of Shareholders, which shall determine the nature and extent of any privileges, subject to the Bylaws and the legal provisions; and shall further regulate the placement thereof. Likewise, the diminution or suppression of privileges will be determined by the General Meeting of Shareholders.

ARTICLE 25. PREEMPTIVE RIGHTS

In the regulation of subscription of shares, the pre-emptive right in favor of stockholders' shall be regulated, indicating the proportion and manner such stockholders will be able to subscribe the new issued shares. The term for the exercise of this right shall also be stated in the regulation and it shall not be less than fifteen (15) business days after the date when the Bank transmits the offer to the stockholders in the manner provided for in these bylaws to call the General Meeting of Shareholders.

The right to subscription of shares is negotiable since the date of the notice of the offer, through written document indicating the name of the assignee or assignees.

In the event there are stockholders with preference dividend and without right to voting, to safeguard the pre-emptive right of these shareholders, the legal and statutory provisions on the matter shall be observed.

Likewise, when approving the issuance of privileged shares, applicable regulations shall govern.

PARAGRAPH

The Board of Directors in the same resolution about placement of stock, may authorize the Presidency to sell, through direct negotiation with third parties, or outside the stock market, the remaining stock of the issuance, once the time for the exercise of the pre-emptive right has elapsed.

ARTICLE 26. PLACEMENT WITHOUT PRE-EMPTIVE RIGHT

The General Meeting of Shareholders through favorable voting of at least seventy per cent (70%) of the stock represented at the meeting may dispose that a certain issuance of stock be placed without subjection to the pre-emptive in favor of the shareholders.

ARTICLE 27. PAYMENT OF ISSUED STOCK

The issued stock shall be paid in cash in the manner indicated in the regulation. When this provides cancellation by installments, not less than a half shall be paid at the moment of subscription, and the balance in a maximum term of one year.

ARTICLE 28. MINIMUM VALUE OF SHARES AND AUTHORIZATION OF ISSUANCE

The Bank may not issue shares for a price lower than their par value, and to be able to perform the subscription of the issued shares, approval of the respective regulation shall be obtained from the Superintendency of Finance.

                                    CHAPTER V

                          SHAREHOLDERS' REPRESENTATION

ARTICLE 29. POWER OF ATTORNEY

Shareholders may be represented before the Bank to deliberate and vote at the General Shareholders' Meeting, to claim dividends and for any other purpose through a written power of attorney, according to the Law.

PARAGRAPH

When the power of attorney is granted to represent shares at a certain meeting of the General Shareholders' Meeting, it is understood, except if the grantor of power has expressed otherwise, that such power of attorney is sufficient to exercise such a representation at successive meetings that are a consequence or prolongation of the first meeting, whether due to initial absence of quorum, or adjournment of deliberations.

ARTICLE 30. INDIVISIBILITY OF SHARES

Shares are indivisible, and therefore, when due to any legal or conventional cause, a share belongs to several people, these shall appoint a single and common representative to exercise the rights corresponding to the capacity of shareholder. In the absence of agreement, any interested party may request the judge with jurisdiction on the corporate domicile, the appointment of a representative of such shares.

ARTICLE 31. REPRESENTATION OF ILLIQUID SUCCESSION

When an illiquid succession own Bank's stock, the executor with tenancy of property shall exercise the stockholders' rights. If there are several executors, they shall appoint a single representative, unless one of them would have been authorized by the judge to such effect. In the absence of executor, the representation shall be exercised by the person elected by a majority of votes of the successors recognized in the proceeding.

ARTICLE 32. EXERCISE OF THE REPRESENTATION

The Bank shall only recognize one representative per shareholder, whether this is a natural or legal person, a community or a corporation.

At the meetings of the General Meeting of Shareholders, the representation and the right to voting are indivisible, that is, the representative or proxy is not allowed to fraction the vote of his principal or donor, which means that he may not vote with a group of represented shares, in one sense or for certain persons, and with another or other shares to the contrary or for other people. This indivisibility is not opposed, nevertheless, to the fact that the representative or proxy of several natural or legal persons, or several individuals or collectivities, may vote in each case adhering separately to the instructions given by each person or group represented or principal, but without dividing, in any event, the votes corresponding to the same person.

ARTICLE 33. LEGAL CAPACITY

The fact that a person is registered in the stock record does not entitle him to exercise his shareholder's rights, if he lacks legal capacity. In such case, those rights shall be exercised by his legal representative.

ARTICLE 34. INCOMPATIBILITY OF ADMINISTRATORS AND EMPLOYEES

While they hold their positions, the administrators and employees of the Bank may neither have power to represent other people's shares at the meetings of the General Meeting of Shareholders, nor substitute the powers conferred on them. This prohibition does not include the case of legal representation.

They may neither vote, even with their own shares, the decision whose object is the approval of the end-of-term balances and accounts, nor those of the liquidation.

                                   CHAPTER VI

                       MECHANISMS FOR CONFLICT RESOLUTIONS

ARTICLE 35. MECHANISMS FOR CONFLICT RESOLUTION.

Differences arising among shareholders with regard to the general management of the Bank, its operations, projects and businesses, shall be discussed and resolved in the General Shareholders' Meeting pursuant to the provisions of the law and these Bylaws.

Individual conflicts arising between the Bank and the shareholders or among the shareholders themselves, shall be resolved in the first instance through direct agreement; in the second instance by "amigables componedores" designated by the parties; and in the third instance by the intervention of conciliators from the Conciliation and Arbitration Center of the Chamber of Commerce of Medellin.

Disputes arising between the shareholders and the Bank, or among the shareholders, in their capacity as shareholders, for so long as the Bank shall exist, through the time of its dissolution and during the period of its liquidation, that cannot be resolved by means of the aforementioned mechanisms, shall be submitted to the binding decision of an arbitral tribunal in the city of Bogota, Colombia, which shall be composed of three (3) Colombian citizens who are attorneys, in accordance with law.

The appointment of the arbitrators shall be made by common agreement between the parties, within ten working days, counted from the day that the notice of a dispute is presented by one party to the other. If there is no agreement on the identity of the arbitrators, such appointment shall be made by the Bogota Chamber of Commerce Center for Mediation and Arbitration by selecting from a list of ten names that has been jointly submitted by the parties during ten working days following the initiation of the period previously mentioned. In the total absence of agreement, the Chamber shall make the designation in accordance with its regulations. "Party" shall be understood to mean the person or group of persons who hold the same claim.

The Court shall act in accordance with the rules of the Bogota Chamber of Commerce Center for Mediation and Arbitration, and with respect to any matters not covered by this article and those rules, the arbitration process shall follow the applicable laws.

                                  CHAPTER VII

                 MANAGEMENT AND DUTIES OF DIRECTORS AND OFFICERS

ARTICLE 36. DIRECTION AND MANAGEMENT BODIES

For the purposes of its direction and management, the company has the following bodies:

1.   General Meeting of Shareholders

2.   Board of Directors

3.   Presidency

Each such body shall have the functions and attributes provided in these bylaws, pursuant to the special provisions herein contained and the legal provisions.

ARTICLE 37. DUTIES OF THE ADMINISTRATORS

The Bank's administrators must act in good faith, loyally and diligently, as a good businessman. They shall act in the company's best interest, taking into account shareholders' interests.

In performing their duties, the administrators must:

1. Make efforts leading to the proper development of the company purpose.

2. Oversee strict compliance with legal or by-law provisions.

3. Oversee proper fulfillment of the audit functions.

4. Guard and protect the commercial and industrial reserve of the company.

5. Abstain from using privileged information inappropriately.

6. Treat all shareholders fairly and respect the exercise of their inspection rights.

7. Refrain from participating, by themselves or through third parties in either their personal interest or in the interest of third parties, in any activities entailing competition with the company or in any acts that might involve conflicts of interest.

All Directors, executive officers and employees that find themselves confronted with a possible conflict of interest should proceed as follows:

In any situation that creates a doubt concerning the possible existence of a conflict of interest, the Director, officer or employee is obliged to proceed as if such conflict did exist.

Whenever a Director finds that in performing his or her duties, he or she may be facing a conflict of interest, he or she shall immediately inform the remaining members of the Board and shall abstain from participating in the discussion and decision of the matter that gave rise to the conflict of interest.

In the event the majority of the Directors are found in a situation that will potentially present a conflict of interest, the Board shall abstain from performing the operation or from entering into the act or contract that gave rise to such situation, except otherwise expressly authorized by the General Shareholders' Meeting in the terms of Law 222, 1995 as amended.

In the event an officer or an employee of the Bank finds that in performing his or her duties, he or she may be facing a conflict of interest, he or she shall immediately inform his or her superior of the situation in writing and the superior shall take the matter before the Ethics Committee of the Bank, in order for it to determine in each case the manner to avoid such conflict.

The considerations undertaken by the Ethics Committee and the decisions adopted by it with respect to the matter shall be recorded in a written document signed by all members of the Ethics Committee.

In any event, should the Ethics Committee deem that the situation of possible conflict of interest should be known by the Board of Directors, it shall send the Board all of the information on the particular case, in order for the Board to determine in the last instance the mechanisms to prevent the conflict.

In every situation in which it is impossible to prevent a conflict of interest with respect to the Bank, the officers or Directors who are to adopt the relevant decision shall abstain from entering into the respective act or contract or from accomplishing the operation that gave rise to the situation, unless otherwise expressly authorized by the General Shareholders' Meeting under the terms of Law 222, 1995 as amended.

In the latter event, the officer shall furnish to the General Meeting of Shareholders all information relevant for making that decision. The decision shall be made excluding the officer's vote, if he or she is a shareholder. In any event, the authorization from the General Meeting of Shareholders may only be granted when the act does not prejudice the company's interests.

The commercial relations of the Bank with its main shareholders shall be conducted within the limitations and conditions established by the applicable laws and, in any event, under market conditions. The economic relations of the Bank with its Directors, the President, and the Executive Officers shall be conducted within the limitations and conditions established by relevant law and regulations on prevention, management and resolution of conflicts of interest

8. Comply with all and any rules of conduct and obligations imposed by law upon the administrators of financial institutions, particularly those concerning bank management risks, under the principle of servicing the public interest.

9. In general, comply with all and any provisions provided in law and in the bylaws, and those contained in the Bank's Code of Ethics and Corporate Governance Code.

                                  CHAPTER VIII

                         GENERAL MEETING OF SHAREHOLDERS

ARTICLE 38. COMPOSITION

The General Meeting of Shareholders shall consist of the stockholders registered in the stock record, in person or through legal representative or attorneys authorized with power of attorney conferred in writing, met with the quorum and the conditions set forth in these bylaws.

ARTICLE 39. PRESIDENT OF THE GENERAL MEETING OF SHAREHOLDERS

The General Meeting of Shareholders shall be chaired by the President of the Bank; in his absence, by the principal members of the Board of Directors, according to their order; in the absence of these, by the alternates of the Board, also according to their order of precedence, and in the absence of all of the above, by the person appointed by the General Meeting among the participants at the meeting. by majority of the votes corresponding to the shares represented therein. The Secretary of the Bank shall act as Secretary of the General Meeting, and in his absence, the person appointed by the President of such meeting.

ARTICLE 40. NOTICE OF MEETING

The notice of meetings both regular and special of the General Meeting of Shareholders, shall be transmitted by notice published at least on one daily newspaper of wide circulation in the city domicile of the Bank.

The notice of meetings where end-of-term balances are to be examined shall be made at least fifteen (15) business days before the date appointed for the meeting; in the other cases, such notice shall be made five (5) calendar days in advance. To compute these days, neither the day of the notice nor the day of the meeting shall be counted.

The notice for special meetings shall be accompanied with the corresponding agenda.

PARAGRAPH

When it is intended to discuss the increase of the authorized capital or the decrease of the issued capital, this point shall be included in the Agenda and in the Notice of Meeting.

For this proposal, the Directors shall prepare a report on the motives of such proposal, which will remain at the disposal of the shareholders during the term of the Notice of Meeting.

ARTICLE 41. ORDINARY MEETING

The General Shareholders' Meeting shall be held every year, no later than the thirty-first of March, for the purpose of assessing the situation of the Bank, designating and electing directors and other officers, reviewing reports, accounts and balance sheets of the preceding fiscal year, deciding on the distribution of profits and agreeing on all measures deemed necessary to ensure achieving the company's objective. The date of the meeting shall be established by the Board of Directors, and such meeting shall be called by the President of the Bank. If not so called, the Meeting shall automatically take place on the first business day of April, at 10:00 am, at the Bank's principal executive offices, where the shareholders will meet and make decisions with a majority vote of the amount of represented shares at the General Shareholders Meeting.

PARAGRAPH

The shareholders may examine the financial statements, accounting books, vouchers, the report from the administrators supporting the increase to the authorized capital stock or the decrease of the subscribed capital stock, as the case may be, and every other documents pertaining to the company, within the deadline and subject to the formalities provided by Law.

ARTICLE 42. SPECIAL MEETINGS

The special meetings shall be held when required by the unforeseen and urgent needs of the Bank, upon notice of meeting made by the Board of Directors, the President, or the External Auditor, whether at their own option, or upon request of a plural number of shareholders representing at least twenty per cent (20%) of the issued stock. In these meetings the General Assembly is not allowed to deal with issues different from those stated in the Agenda published in the call, unless it is so decided by the number of shareholders required by law, and after the Agenda has been finished.

The shareholders' request shall be submitted in writing and clearly indicate the object of the call.

PARAGRAPH

The Superintendent of Finance may either order the notice of meeting to the General Meeting of Shareholders or to special meetings, or it may make such notice by it, in the cases provided by the law.

ARTICLE 43. PLACE OF MEETINGS

Except in the case of representation of all subscribed shares, General Meetings of Shareholders shall take place at the Bank's main domicile, on the day, time and place set out in the notice of meeting.

PARAGRAPH

Likewise, action of shareholders without a meeting may take place in the terms authorized by law.

ARTICLE 44. MEETING WITHOUT NOTICE

The General Meeting of Shareholders may validly meet, deliberate and decide in any place, without need of prior notice, if all subscribed shares are duly represented.

ARTICLE 45. DELIBERATION QUORUM

There shall be quorum to deliberate with the presence of shareholders representing, at least, one half plus one of the shares entitled to vote at the relevant meeting, whether ordinary or special.

If due to lack of quorum the meeting is not held, a new meeting shall be called which may validly deliberate and make decisions with any plural number of people, no matter the number of shares represented thereat.

The new meeting shall neither take place before ten (10) days, nor after thirty
(30) days, both ends of business days computed from the date of the adjourned meeting.

PARAGRAPH 1

Issues requiring, pursuant to the law or these bylaws, voting of a special majority of the issued stock, may only be discussed and passed if the number of shares required in each case is present.

PARAGRAPH 2

Issued stock reacquired by the corporation shall not be computed, in any event, to constitute a quorum.

ARTICLE 46. FUNCTIONS OF THE GENERAL MEETING OF SHAREHOLDERS

The General Meeting of Shareholders shall exercise the functions listed below, in accordance with the Law:

1.   Amend the Corporate bylaws.

2. Order the merger of the corporation, its division by subdividing its enterprise and equity, absorption of another financing institution where the corporation has acquired all the outstanding stock, conversion, and assignment of assets, liabilities and contracts or a portion thereof over twenty-five per cent (25%) of the total.

3. Order the dissolution of the corporation before the expiration of its term and organize its liquidation.

4. Issuing privileged shares, regulating their placement, determining the nature and scope of privileges, diminishing or suppressing them, subject to the bylaws and the legal provisions.

5. Order the issuance of preference shares, which regulation can be delegated into the Board of Directors.

6. Regulate that a certain issuance of shares be placed without being subject to the pre-emptive right.

7. Examining, approving, disapproving, modifying and concluding the year-end financial statements and accounts to be rendered at the end of fiscal year by the Board of Directors and the President, or when required by the General Meeting of Shareholders.

8. Appoint, from its members, a plural committee to study the accounts, inventories and balances when these are not approved, and report the results to the General Meeting of Shareholders when they required it.

9.   Order the distribution of profits, providing for reserves and dividends.

10.  Elect, for two (2) year terms, the Board of Directors, composed of seven
     (7) principal Directors and seven (7) personal alternates, and assign their fees and remove them at its discretion.

11. Elect, for two (2) year terms, the External Auditor of the Corporation and his Alternate, and assign their fees and remove them at its discretion.

12. Designate for periods of two (2) years, the Client Defender and his alternate, establish its remuneration ant the budget for its activity, as well as dismiss them freely.

13. Order the appropriate legal actions against administrators, officials or External Auditor.

14. Delegate to the Board of Directors or to the President, when it deems it practical and for specific instances, any or some of its functions, provided they are not explicitly reserved or whose delegation is forbidden by the law.

15. Exercise every other functions that are established by law or by the company's by-laws and in general, which are not assigned to other body.

16. Adopt, generally, all the measures required by the performance of the bylaws and the common interest of shareholders.

PARAGRAPH

The General Meeting of Shareholders shall exercise its functions under the supervision and authorization of the Superintendency of Finance, when legally required. The Bank shall communicate to such Superintendency the date, time and place of each meeting of the General Meeting of Shareholders.

ARTICLE 47. DECISIONS MAJORITIES

Generally, all resolutions by the General Meeting of Shareholders shall be adopted with the affirmative vote of the majority of shares represented at the meeting, taking into account that every share shall give right to one vote. The following decisions are exempted from the above rule:

1. The issuance of shares that do not imply the preference right, which will require the favorable vote of seventy per cent (70%) of the shares represented at the meeting.

2. The distribution of profits shall be approved by the Meeting with favorable vote of a plural number of shareholders representing at least seventy eight per cent (78%) of the shares represented at the Meeting.

When the majority provided in the foregoing paragraph is not obtained, at least fifty per cent (50%) of the net profits, or from the balance thereof, shall be distributed, if losses from previous fiscal periods had to be cancelled. But if the amount of the reserves exceeds one hundred per cent (100%) the subscribed capital, the previous percentage will be raised to seventy per cent (70%).

3. When the payment of a dividend is to be paid with issued shares, a favorable vote of eighty per cent (80%) of the common shares represented, and eighty per cent (80%) of the preference shares subscribed shall be required.

4. In the event, that changes that would impair the conditions or rights established for the preference shares are to be approved, or when the conversion of such shares into common shares is to be voted, a favorable vote of seventy per cent (70%) of the common shares and of the subscribed preference shares, shall be required.

5. Those decisions, that according to the Law or by provision of these Bylaws, require a special majority.

ARTICLE 48. ELECTIONS AND VOTING

At the elections and voting performed at the General Meeting of Shareholders, the following rules shall be observed:

1. Elections may be in writing and private or by voice and public, but not secret.

2. The General Meeting of Shareholders is not allowed to make appointments by acclamation.

3. Election of the External Auditor and his alternate shall be through the absolute majority of shares represented, and may be simultaneous with the designation of the members of the Board of Directors.

 4. For the election of the members of the Board of Directors, the General Meeting of Shareholders shall take account of the criteria on selection and incompatibilities set forth by law and, where possible, in the Bank's Corporate Governance Code, which criteria shall be disclosed to each candidate, prior to the voting.

     Likewise, for purposes of determining the compensation of Directors, the General Shareholders' Meeting should consider the number and quality of its members, their responsibilities and the time required, in such a way that their compensation corresponds to the contribution the Bank expects from its Directors.

5. In the election of the members of the Board of Directors or of any collegiate committee, the electoral quotient system shall be applied. This is obtained by dividing the total number of votes validly cast by the number of people to be elected. The scrutiny shall begin from the list that obtained the largest number of votes and shall continue downward. From each list as many names shall be declared elected as many times the electoral quotient fits in the number of votes cast for the same person, and if there are still places to be filled these shall correspond to the highest residue, counting them in the same descending order; blank votes shall be computed only to establish the electoral quotient. If while verifying the scrutiny it is found that somebody appearing on a list has already been elected because he appeared on a previous list, then the person occupying the following position shall be elected

6. In the event that the residue are tied at the election held subject to the previous rule, the tie shall be resolved by drawing lots.

7. When the name of a candidate is repeated one or more times on the same list, the votes on that list in his favor shall be computed only once, but if the repetition is caused because he appears as principal and as alternate at the same time, the inclusion of his name as alternate shall be discarded.

8. If a list contains more names than those it shall have, the first shall be computed until arriving at the desired number. If the number of names is lower, all the names on the list shall be counted.

9. When the General Meeting of Shareholders declares the members of the Board of Directors, principal and alternate, duly elected, it shall enumerate both, following the order in which they were placed and became elected on the only list or on the several lists that according to the number of votes would have been able to elect their candidates. It shall resolve, then on this basis, which are the principal directors or advisors, first, second, third, fourth and fifth, and which are their personal alternates.

10. The members of the Board of Directors may not be replaced with partial elections, without electing the whole Board, through the electoral quotient system, unless vacancies are filled unanimously.

11.  The corporation cannot vote its own stock.

ARTICLE 49. NUMBER OF DEBATES

All the acts of the General Meeting of Shareholders, amendment of the bylaws included, shall require a single debate, at one regular or special meeting.

ARTICLE 50. MINUTES

The procedures of the General Meeting of Shareholders shall be recorded in the Minutes Record, which shall be registered at the Chamber of Commerce of the main domicile.

The Minutes Record, shall be signed by the President of the General Meeting and by the Secretary or ad-hoc Secretary, and in the absence of this one, by the External Auditor, and they shall be approved by a committee composed of two persons elected by the General Meeting of Shareholders at the same meeting. The minutes shall contain the details and other particulars required by the legal provisions.

The resolutions of the General Shareholders Meeting regarding amendment of the bylaws and about dissolution of the corporation before the termination of its term shall be legalized by public deed executed by the President and the Secretary of the Bank.

ARTICLE 51. PARTICIPATION BY SHAREHOLDERS ENTITLED TO PREFERRED DIVIDEND AND NO VOTING RIGHTS

Shares with preference dividend do not grant their holders right to participate at the General Meeting of Shareholders and to voting except in the following cases:

1. In the event that changes that may impair the conditions or rights fixed for such shares and when the conversion of such shares into common shares are to be approved. In this event, such change shall have the approval of the majority established under No. 4 Article 47 of these Bylaws.

2. When voting the advance dissolution, merger, transformation of the corporation or change of its corporate object.

3. When the preference dividend has not been fully paid during two consecutive annual terms. In this event, holders of such shares shall retain their right to voting until the corresponding accrued dividends have been paid up to them.

4. When the General Shareholders' Meeting orders the payment of dividends with issued shares. In this event, the decision shall be approved by the majority set forth under No. 3, Article 47 of these Bylaws.

5. If at the end of a fiscal period, the Bank does not produce sufficient profits to cancel the minimum dividend, and the Superintendency of Finance by its own decision, or upon petition of holders of preference shares representing at least ten per cent (10%) of these shares, provides that benefits that decrease the profits to be distributed, had been concealed or misled, it may determine that the holders of these shares participate with right to speaking and voting at General Shareholders' Meeting, according to the provisions of the Law.

6. When the register of shares at the Stock Exchange or at the National Register of Securities is suspended. In this event, the right to voting shall be maintained until the irregularities that determined such cancellation or suspension disappear.

In such cases, the Bank shall timely inform the shareholders entitled to preferred dividend as to their voting rights, so that they may exercise them, either directly or by proxy. In such cases, the shares entitled to preferred dividend will have voting rights under the same conditions as common shares.

                                   CHAPTER IX

                             THE BOARD OF DIRECTORS

ARTICLE 52. COMPOSITION

The Board of Directors shall be made-up of seven (7) principal directors, designated first, second, third, fourth, fifth, sixth and seventh as per their order of election.

An alternate shall be elected for each principal director.

According to law, the Board of Directors may not be composed of a number of principal or alternate members employed by the Bank that would constitute the majority required to adopt any decision.

ARTICLE 53. CITATION OF ALTERNATES

The principal directors shall be replaced in their absolute, temporary or accidental absences by their respective personal alternates.

When a principal director informs the Bank that he will stop attending the meetings for a continuous period exceeding a month, his alternate shall be called to take his place.

ARTICLE 54. VACANCY

The absence of a principal director for a period of more than three months, shall produce vacancy of his post, and in his place, his alternate shall hold his position for the remaining of the period for which he was elected.

ARTICLE 55. QUALIFICATION AND INAUGURATION OF DIRECTORS

Any Director, before taking office, shall await until the Superintendency of Finance qualifies him, authorizes his inauguration and he takes an oath pursuant to the provisions of the law.

ARTICLE 56. INCOMPATIBILITY DUE TO KINSHIP

The Board of Directors may not be composed of any majority of people linked by marriage or kinship with the third degree of consanguinity, or second of affinity, or first civil; should the Board be elected breaching this article, it cannot act, and the previous Board shall continue in the exercise of its functions, and it will therewith call the General Meeting of Shareholders to new elections. Any decisions made by the Board composed of a majority breaching the provisions of this rule are nor valid.

ARTICLE 57. TERM OF DIRECTORS

The Directors shall be elected for two (2) year periods, but they shall remain in their positions until their successors are elected and qualified, save when they have been removed or declared incompetent before.

The directors may be re-elected, and removed at the discretion of the General Meeting of Shareholders even before the termination of their term.

ARTICLE 58. BOARD MEMBERS

Following qualification, the directors elected by the General Meeting of Shareholders shall hold a meeting to elect a President and a Vice President. These positions may rotate among the members of the Board of Directors, in the manner determined by the Board of Directors. Under any circumstances, a legal representative of the Bank cannot be elected President of the Board of Directors.

ARTICLE 59. MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors shall meet at least once a month on the day and time determined by itself, and it shall meet any time it is called by itself, the President of the Bank, the External Auditor, or by two of its principal Directors.

The notice to special meetings shall be communicated at least one day in advance, but if all the members, either principals or alternates, are present at a meeting, they can deliberate at any time and place, and make decisions without previous notice.

Likewise, meetings for which the presence of the shareholders is not required may be held according to the provisions of the Law.

ARTICLE 60. ATTENDANCE OF ALTERNATES

The Directors' Alternates may be called to the deliberation of the Board even when they do not have to concur, when this is required, at the discretion of the Board, by the importance of the issues to be dealt with. In this event, the alternates shall have the right to speaking but not to voting at the deliberations and they shall be paid as much as the principal Directors.

ARTICLE 61. ATTENDANCE OF BANK OFFICIALS

The President of the Bank shall attend the meetings of the Board with authority to speak but without right to voting. The External Auditor may attend under the same conditions. In addition to these, other officials of the Bank may attend, but none of them will earn special remuneration for this attendance.

ARTICLE 62. PLACE OF MEETINGS

The meeting of the Board of Directors shall be held at the corporate domicile or at any place, that for special cases, agree the Board.

ARTICLE 63. FUNCTIONING OF THE BOARD OF DIRECTORS

The operation of the Board of Directors shall be governed by the following rules:

1. It shall deliberate validly without the presence of the Bank's President, Bank's Secretary or others members of the Bank's administration.

2.   It shall deliberate with a minimum of four (4) members.

3. All decisions shall be made with the affirmative vote of the majority of members present at the meeting, except when the Law requires a higher number of votes.

4. In the event of a tie in voting proposals or resolutions, these are deemed denied. If the tie occurs when making an appointment, the voting shall be repeated, and if there is still a tie, such appointment shall be considered suspended.

5. The issues dealt with at all the meetings shall be recorded in chronological order in a minutes record which shall be registered at the Chamber of Commerce of the corporate domicile; the minutes shall contain the date and time of the meetings, the names of the attendants; the issues dealt with, the decisions made and the number of pro, con, or blank votes; the written statements left by the participants; the appointments made and the date and time of closing.

6. The minutes shall be signed by the President or Vice President and by the Secretary of the meeting.

7. In fulfilling their functions, the directors must abide to the principles set forth in the Corporate Governance Code approved by the Board of Directors.

8. Should a director find that exercise of his or her duties may entail a conflict of interest, he or she shall promptly inform the remaining members of the Board of Directors and, in any event, shall refrain from participating in the discussion and decision of the matter giving rise to the conflict of interest. In the event that the majority of Directors is in a situation that may potentially give rise to a conflict of interest, such body must refrain from transacting the business or entering into the contract that gives rise to such situation, except with the express authorization from the General Meeting of Shareholders, in accordance with the Law.

ARTICLE 64. DUTIES OF THE BOARD OF DIRECTORS

Duties of the Board of Directors. The Board of Directors has sufficient authority to order the execution or entering into of any act or contract within the object of the company, and to adopt the necessary decisions so that the Bank may accomplish its corporate purpose, and, in particular, shall have the following duties to fulfill its responsibilities in the areas of governance, management supervision, business, internal control and the promotion of ethical behavior:

1.   Define the Bank's general policies and strategic objectives.

2. Create and abolish, subject to the legal provisions, the branches and agencies it considers necessary.

3.   Fix the schedule of salaries and extralegal benefit payments.

4.   Create the vice-presidencies and other divisions it deems practical.

5. Designate the Bank's President and his alternate, the Vice-Presidents, the Regional Managers, the Internal Auditor, and other executive officers directly subordinated to the President, and fix their remuneration and functions, and freely remove them, as well as oversee the plan to replace such administrators.

6. Determine the President's alternates in his temporary or accidental absences.

7.   Designate the remaining legal representatives of the Bank.

8. Authorize the establishment of affiliates and subsidiaries, subject to the legal provisions, and transfer, subscribe or alienate shares, "quotas" or right in such affiliates or subsidiaries or in other corporations or enterprises, subject to the provisions of Article 4 of these bylaws.

9. Order the issuance and regulate the subscription of common shares maintained on reserve, and regulate the issuance of shares with preferential dividend and without right to voting, when delegated by the General Shareholders' Meeting.

10. Fix the date to hold the General Meeting of Shareholders, within the period provided in these bylaws, and call extraordinary meetings thereof when the Company's unforeseen or urgent needs so require, or upon request of a number of shareholders representing no less than twenty percent (20%) of the subscribed shares. In the latter case, the President shall submit the request to the Board of Directors at its next meeting, and the notice of meeting shall be given on the date determined by the Board of Directors.

11. Authorize the year-end financial statements, the management's report and the project on profits distribution or cancellation of losses, to be submitted to the General Meeting of Shareholders in its ordinary meetings.

12. Submit, together with the Bank's President, to the ordinary General Meeting of Shareholders for approval or disapproval, the General Balance-Sheet as of December 31, of the immediately preceding year, accompanied by full details concerning loss and profits and the remaining Financial Statements of general purpose, the project for profits distribution, the written report from the President regarding his management, and the Board of Director's report on the Bank's economic and financial condition together with pertinent accounting and statistical data and any other special data required by Law. For the latter purpose, the Board of Directors may accept the President's report or file a different or supplemental one.

13. Determine the investment to be given to the appropriations that, with the character of special funds or of the investment reserve, has ordered the General Meeting of Shareholders, and establish or modify the policies for transitory investment of moneys not immediately necessary for the development of the business of the Bank.

14. Regulate the placement of bonds on the basis that according to the law, may determine the meeting.

15. By explicit delegation from the General Meeting of Shareholders, order donations in favor of welfare, education, or civic services for the benefit of the Bank employees.

16. Determine the levels of suitability for the approval of the banking operations upon the amount, subject, connection with the establishment, etc.

     When by statutory provisions, a banking operation is to be approved by the Board, its approval cannot be delegated.

17. Examine, when it deems it convenient, in person or through one or several delegates thereof, the books, documents, assets, offices and branch offices of the Bank.

18. Grant authorization to the Bank Administrators, in the cases and subject to the statutory requirements, to alienate or acquire shares of the corporation when dealing with operations other than commercial reasons.

19. Authorize new operations and financial services, subject to the terms and requirements of the law.

20. Supervise the adequate structure and effectiveness of the Bank's internal control, risk analysis and legal compliance systems, submit to the General Shareholders' Meeting any report that might be required on the matter and disclose to the Shareholders and to other investors, by the mechanisms established in the Bank's Corporate Governance Code, the main risks to which the Bank is exposed and its control mechanisms.

21. Designate the members of the Bank's Audit Committee that will support the Board of Directors in supervising the effectiveness of the internal control system.

22. Approve the Bank's Code of Ethics containing a listing of principles and standards of conduct guiding the directors', employees', officers' and agents' attitude and behavior, regulating, among other aspects, the mechanisms to prevent conflicts of interest and use of confidential information. Within the Code of Ethics, The Board of Directors will establish the Ethics Committee and its composition.

23. Adopt, through approval of the Corporate Governance Code, any necessary measures in connection to the Bank's governance, its conduct and the information it discloses, to assure full respect of shareholders and investors' rights, the adequate management of its affairs and public disclosure of its performance and assure its compliance.

24. To promote respect and fair treatment of all shareholders and other securities investors, in accordance with the parameters established by the regulatory control agencies of the public stock market and the internal regulations of the Bank.

25. By approving the Corporate Governance Code, regulate the procedure allowing investors to retain, at their expense and under their own responsibility, conduction of special audits on the company, regarding specific and determined matters.

26. By approving the Corporate Governance Code, define any programs for information to investors, the mechanisms for adequate attention to of their interests and the system for receipt of claims from investors in connection with the enforcement of the rules contained in the Corporate Governance Code.

27. Carry out an annual self-assessment of its performance and the performance of the Bank's President. The evaluation must include all aspects detailed in the Bank's Corporate Governance Code.

28. The Board of Directors may present proposals to the General Meeting of Shareholders in all matters considered necessary for the best operations of the Bank.

29. Act as a consultant body for the President and the Bank and, generally, exercise all other functions conferred on it by these bylaws and the law.

ARTICLE 65. DELEGATION

The Board of Directors may delegate to the President, when it deems it practical, for special cases or for limited time, any or some of the functions listed in the foregoing article, provided they may be delegated.

ARTICLE 66. PROVISION OF VACANCIES

In the event of a definitive vacancy of a Director, the Board of Directors may call to a General Meeting of Shareholders to fill the vacancy, either by partial and unanimous voting or through a new election of the whole board, by the electoral quotient system as provided for in these bylaws.


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

                                    CHAPTER X

                                   PRESIDENCY

ARTICLE 67. PRESIDENT OF THE BANK - CAPACITY

The Government and direct management of the Bank shall be in the charge of the President who is appointed and removed by the Board of Directors at its own discretion.

ARTICLE 68. REPLACEMENT OF THE PRESIDENT

Upon temporary or accidental absence, the Bank's President shall be replaced by his alternate, if the Board of Directors so designates. In the absence of an alternate, any Vice-President as determined by the Board of Directors shall replace him.

In the event of absolute absence, that is, because of death, accepted resignation or removal, the Board of Directors shall appoint a new President. Until such appointment is made, the Presidency of the Bank shall be exercised as provided in the preceding paragraph.

ARTICLE 69. HIERARCHICAL SUPERIORITY OF THE PRESIDENT

All the employees of the Bank, except the External Auditor and his personnel shall be under the authority of the President in the performance of their duties.

ARTICLE 70. DUTIES OF THE PRESIDENT

The following are the duties of the President, which he will exercise directly or through his delegates:

1. Execute the decrees and resolutions of the General Meeting of Shareholders and of the Board of Directors.

2. Create the positions, offices or employees that he may consider necessary for the best operations of the Bank; assign their functions, abolish or merger them.

3. Designate, remove and accept any resignations from the Bank's employees, as well as fix their salaries and compensation, subject to number 3 of article 64, except those whose designation and removal correspond to the General Meeting of Shareholders, to the Board of Directors or to the External Auditor. All of the foregoing may be done directly or through his delegates. The President shall be responsible for evaluating annually the performance of executives that are his direct subordinates.

4. Decide as to the absences, excuses and leaves of the Bank's employees, whether directly or though his delegates.


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

5. Order all actions concerning the acknowledgement and cancellations of benefit payments, subject to the provisions of the law and the Board of Directors.

6. Adopt the decisions related to the journalizing of depreciations, establishment of appropriations or reserves and other charges or entries to provide for depreciation, devaluation and guarantee of the Corporation's equity; method for valuation of inventories and other standards for the preparation and presentation of the inventory, the balance sheet and the profit and lose statement, subject to the laws, with the established accounting practices and the provisions of the Board of Directors.

7. See to it that the collection and investment of the Bank funds and all the securities belonging to the Bank and received under custody or deposit be kept with due safety.

8.   Direct the placement of shares and bonds issued by the Bank.

9. Call the General Meeting of Shareholders and the Board of Directors to extraordinary meetings.

10. To present in the ordinary meeting of the General Assembly a written report regarding the managing of the company, including the measures whose adoption he recommends to the Assembly, and to present to it, jointly with the Board of Directors, the general balance sheet, the complete detail of the statement of results and the other annexes and documents required by law. The Financial Statements shall be certified in accordance with the law. This report shall contain, among others, a description of the risks inherent to activities related to the Bank, and other material aspects relating to the banking operation, in accordance with current applicable laws and regulations.

11. Represent the Bank to the companies, corporations or communities in which it has an interest.

12.  Visit the branch offices of the Bank when he considers it convenient.

13. Perform the functions that by virtue of delegation of the General Meeting of Shareholders or the Board of Directors are conferred on him.

14.  Order the Internal General Rules of the Bank, its Branch Offices and
     Agencies


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

15. Delegate any or some of his duties on the committees or officers that he considers convenient and for concrete cases; provided that these functions are not explicitly reserved to him, or those whose delegation is forbidden by the Law.

16. The president may present proposals to the General Meeting of Shareholders in all matters he consider necessary for the best operations of the Bank.

17. Other duties that are related to this position according to law, by-laws or the positions own nature.

                                   CHAPTER XI

                        LEGAL REPRESENTATIVES OF THE BANK

ARTICLE 71. LEGAL REPRESENTATION

As to matters concerning the Company, the Bank's judicial and extrajudicial legal representation shall be carried on by the President and the Vice-Presidents, who may act jointly or separately.

Such representatives are empowered to enter or perform, without limitations other than those set forth in these bylaws in referring to transactions requiring the prior authorization from the Board of Directors or from the General Meeting of Shareholders, every act or contract included under the corporate purpose or of a preparatory, ancillary or supplemental nature for achievement of the corporate purposes of the Bank and those directly related to its existence and functioning. Particularly, they may settle, conciliate, arbitrate or negotiate the corporate undertakings, enter into agreements, contracts, arrangements and the like; institute or join any judicial actions, whether administrative or adjudicatory, where the Bank might hold an interest or where its intervention might be required, and file any petitions as applicable in accordance with Law; withdraw any actions or recourses filed; novate any obligations or loans; give or take properties in payment; hire judicial or extrajudicial attorneys; delegate powers, revoke mandates and substitutions and perform every other act securing compliance of the Bank's corporate purpose.

In the event of absolute or temporary absence of the President and the Vice-Presidents, the Board of Director's members shall carry on the Bank's legal representation, in order of their appointment, with the exception of the President of the Board.

FIRST PARAGRAPH

Within the relevant regions and zones, and for all transactions entered in connection therewith, the Regional and Zone Managers are also authorized to act as the Bank's legal representatives with respect to the Zone or Region they manage. Additionally, branch Managers are authorized to act as the Bank's legal representatives in


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

connection with matters relating to the relevant office, in conformity with
Article 80 of the corporate bylaws.

SECOND PARAGRAPH

The directors of BANCOLOMBIA's legal divisions are authorized to act as the Bank's legal representatives. The other lawyers appointed by the Board of Directors for such purpose are authorized to act as the Bank's legal representatives exclusively for matters and procedures that may arise before the administrative authorities, including the Superintendency of Finance, and the judicial authorities.

ARTICLE 72. APPOINTMENT

The Bank shall have a Secretary appointed by the Board of Directors, at its discretion, who shall also act as Secretary of the General Meeting of Shareholders, the Board of Directors and the Presidency.

ARTICLE 73. FUNCTIONS OF THE SECRETARY

The Secretary shall:

1. Coordinate the organization of the meeting of the General Meeting of Shareholders and the Board of Directors.

2. Attend the meetings of the General Meeting of Shareholders and the Board of Directors.

3.   Transmit the notice to the meetings of the Board of Directors.

4. Maintain, subject to the law, the minutes record of the General Meeting of Shareholders and the Board of Directors, and authorize with his signature any copies issued thereof.

5. Deal with the issuance of share certificates, register of minutes and documents on the stockholders' record and countersign the shares and bond certificates.

6. In his capacity as Vice-President, exercise the Bank's legal representation.

7. Any others of special character conferred on him by the General Meeting of Shareholders, the Board of Directors, and the Presidency

                                   CHAPTER XII

                               THE FISCAL EXAMINER

ARTICLE 74. APPOINTMENT AND ASSUMPTION OF OFFICE


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

The External Auditor and its Substitute shall be designated by the General Assembly of Shareholders for periods of two (2) years, but can be reelected indefinitely and removed by the Assembly at any time. The Substitute shall replace the principal in all the cases of absolute or temporary absence.

Election of the external auditor shall be on the basis of an objective and public evaluation conducted by the Bank's Audit Committee, on a fully transparent basis, with the previous analysis of at least two alternatives in aspects such as services offered, fees and expenses, experience, area knowledge, etc.

Once elected, the External Auditor and his substitute shall assume office, upon authorization from the Superintendency of Finance.

ARTICLE 75. QUALIFICATION

The External Auditor and his Alternate shall be registered public accountants. Should a legal person be appointed as External Auditor, this one shall appoint a registered accountant to audit the Bank accounts.

ARTICLE 76. INHABILITIES

Anybody who is a partner of the same corporation or of its affiliates, one holding any other position at the Bank, and he who is bound by marriage or kinship within the fourth degree of consanguinity, first civil or second of affinity, that is, copartner of the administrators and management officials, cashiers, treasures, External Auditor and accountant of the Bank may not occupy the position of External Auditor.

ARTICLE 77. INCOMPATIBILITIES

The External Auditor shall not hold any other position neither at the Bank nor at its affiliates, and he is also forbidden to enter into contracts with the corporation or acquire shares thereof.

ARTICLE 78. FUNCTIONS

The External Auditor shall carry out the functions provided in the Second Book, Title I, Chapter VIII, of the Commerce Code, and is subject to the provisions therein, without harm to other provisions of other laws and regulations and the General Shareholders Assembly while it is compatible with the Examiner's legal obligations.

PARAGRAPH

Revelation of findings: The External Auditor, in his report to the Shareholders Assembly, shall include, in addition to what is required by law, the relevant findings he produces, so that the shareholders and other investors may rely on the necessary information to make decisions regarding the corresponding securities.

ARTICLE 79. REMUNERATION

The External Auditor's remuneration shall be fixed by the General Meeting of Shareholders.

The General Meeting of Shareholders where the External Auditor is appointed shall include information related to the appropriations foreseen for the supply of human and technical resources, allocated to the performance of his functions.

                                  CHAPTER XIII

                           BRANCH OFFICES AND AGENCIES

ARTICLE 80. OPERATION

The Board of Directors shall arrange for the opening, transfer and closing of branch offices and agencies it considers convenient or necessary, subject to the legal and statutory regulations. The branch offices shall be administered by an employee designated as Manager and the agencies shall be administered by an employee designated as Director, or any other title that the Board indicates. The Managers of the Branch Offices are authorized to act as legal representatives of the Bank in all of the business done in relation to such offices.

ARTICLE 81. COORDINATION

The Board of Directors may ascribe several branch offices and agencies in the same or several municipalities to an administrative unit under the denomination indicated by the Board, in the charge of the immediate direction of an employee whose functions and title shall also be determined by the Board of Director.

                                   CHAPTER XIV

                    BALANCES, PROFITS, RESERVE AND DIVIDENDS

ARTICLE 82. INTERMEDIATE FINANCIAL STATEMENTS

The Bank's intermediate financial statements shall be prepared on the last day of each month, and shall be submitted to the Superintendency of Finance.

ARTICLE 83. FINANCIAL STATEMENTS

The company fiscal year shall be the calendar year. As of the thirty-first (31) of December, the company shall prepare a General Financial Statement, an income statement corresponding to the fiscal year ending on such date, and an inventory detailing all assets and liabilities of the company, in accordance with all legal requirements and established accounting regulations, which shall be submitted for consideration to the General Shareholders Meeting, together with the reports, projections and other documents required by law.

The company shall state the economic result of the company as a profit or loss per each issued share. This does not preclude that such results be, in addition, expressed in the aggregate, if so accepted by the Shareholders Meeting.

Original copies of the General Financial Statement, together with the documents and corresponding attachments, will be sent to the Superintendency of Finance in the manner established by the legal provisions and in accordance with the instructions of the Superintendency.

Financial Statements shall be published in the manner provided by the relevant regulations.

PARAGRAPH

The Bank shall also present and make available, as applicable and in the manner and periodicity required by law, the consolidated financial statements with its subsidiaries, stating the financial condition, the results of operation, changes in the capital and the cash flows between the Bank and its subsidiaries.

ARTICLE 84. LEGAL RESERVE

The Bank has established a legal reserve. Such reserve must amount to at least fifty percent (50%) of the subscribed capital, for which purpose ten percent (10%) of each year's profits shall be taken. Once the said limit has been reached, a lesser percentage or no amount may be set aside for said reserve. However, should the reserve fall below fifty percent (50%) of the subscribed capital, it shall be necessary to reach the limit in the manner stated above.

Reduction of the reserve below the minimum limit shall be allowed for the purpose of covering any losses in excess of non-distributed profits.

ARTICLE 85. DISTRIBUTION OF PROFITS

Once the Balance Sheet has been approved, the appropriation for the payment of taxes of the corresponding taxable year has been made, and the transfers to the legal reserve for the amount required in Article 84 have been preformed, the General Meeting of Shareholders shall proceed to decree the distribution of the net profits, providing for reserves and dividends.

The distribution of profits shall be made pro rata to the portion of the nominal value of the shares already paid.

The amount of the profits to be distributed may not be less than the minimum percentage that shall be distributed among shareholders, according to the laws, except when the General Meeting of Shareholders determines otherwise, with the majority established by the same laws, and provided that the undistributed benefits are assigned to the legal reserve, or to the statutory and voluntary reserves, prior fulfillment of the provisions contained in the law and in these bylaws.

PARAGRAPH

The General Meeting of Shareholders may allocate a portion of the profits to welfare, education or civic services, or to support economic organizations of the Bank employees.

ARTICLE 86. SHARES WITH PREFERRED DIVIDEND AND WITHOUT RIGHT TO VOTING

Shares with preferred dividend, and without right to voting, are entitled to payment, on the profits of the fiscal year, after canceling the losses affecting the capital, once the amount that shall be legally set apart for the legal reserve has been deducted, and before creating or accruing any other reserve, of a minimum preferred dividend equal one per cent (1%) yearly on the subscription price of the share, provided this dividend is higher than the dividend assigned to ordinary shares, otherwise, the latter shall be recognized. The dividend received by holders of ordinary shares may not be higher than the dividend assigned to preferred shares. Payment of preferred dividend shall be made on the time and manner established by the competent corporate body and with the priority indicated by the law.

ARTICLE 87. DIVIDEND PERIODS

The dividend periods may be different from the periods of the general balance sheet. It is incumbent upon the General Meeting to determine such dividend periods, the effective date of such, the system and place for its payment.

ARTICLE 88. CLAIM OF DIVIDENDS

The Company shall not recognize interest on dividends that are not claimed on due time and they shall remain in the charge of the Bank at the disposal of their owners.

Dividends not claimed within ten (10) years after they are caused are not withdrawable and shall be transferred to the reserve.

ARTICLE 89. DIVIDENDS STOCK

Subject to the decision of the General Meeting of Shareholders, the dividend may be payable is stock. This decision shall be compulsory to the stockholder's provided it has been approved of the majority in the manner provided for on number 3 of article 47 of these Bylaws.. In the absence of this majority, the stockholder is free either to receive the stock dividend or to demand payment in cash.


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

ARTICLE 90. ABSORPTION OF CORPORATE LOSSES

Losses are cancelled with the reserves especially assigned to this purpose, with the undivided profits, with the Reserve Fund and, lastly, with the profits of the subsequent fiscal years.

The reserves whose end is the absorption of specific losses may not be used to cover different losses, unless otherwise provided by the Stockholder's Meeting.

Before losses from previous fiscal years affecting the capital are cancelled, profits may not be distributed; the losses affect the capital when as a consequence of them, the net capital decreases below the subscribed capital.

                                   CHAPTER XV

                           DISSOLUTION AND LIQUIDATION

ARTICLE 91. DISSOLUTION

The corporation shall be dissolved:

1. Due to the expiration of its term, unless it is validly extended before its maturity.

2. When losses decrease the net equity below fifty per cent (50%) of the issued stock.

3.   When 95% or more of the issued stock belong to a single stockholder.

4. By reduction of the number of stockholders below the number required by the law for its establishment and operation.

5.   By decision of competent authority in the cases provided by the laws.

6.   By decision of the General Meeting of Shareholders.

7. Because of the impossibility for the corporation to develop the corporate purpose, the termination of it or the extinction of the thing or things object of its exploitation.

8.   By any other cause set forth in the laws.

If legally possible, the corporation may avoid that the occurrence of a cause of dissolution may have irreversible effect, if it promptly adopts the measures and


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

remedies provided or permitted by the law and if it carries out the formalities demanded by the situation.

ARTICLE 92. NOTICE OF DISSOLUTION

In the event of the irreversible dissolution of the Bank, whatever its cause, notice of its dissolution shall be published in several daily newspapers of wide national circulation, at least for three (3) consecutive days.

ARTICLE 93. LIQUIDATION

Once the corporation is dissolved, its liquidation shall be performed therewith. It shall not, therefore, initiate new operations in the development of its object and shall maintain its legal capacity only for the acts necessary for the immediate liquidation.

The name of the Bank, once dissolved, shall always be accompanied with the legend, "under liquidation".

ARTICLE 94. APPOINTMENT OF THE LIQUIDATOR

The Liquidation and division of the capital shall be performed subject to the legal provision, by a special liquidator appointed by the General Meeting of Shareholders, without prejudice to the fact that the General Meeting may appoint several liquidators and determine, in such event, if they shall act jointly or separately. The General Meeting of Shareholders shall appoint an alternate to each liquidator. Until the appointment of the liquidator and his alternate are made and registered at the Chamber of Commerce of the Corporate domicile, the President of the Bank, at the moment it starts its liquidation, shall act as liquidator and the principal members of the Board of Directors shall act as his alternates in the order of precedence.

ARTICLE 95. RULES TO BE FOLLOWED IN THE LIQUIDATION

The liquidation of the Company and the division of its capital shall be carried out subject to the commerce code, to the special provisions concerning the liquidation of financial institutions, to the applicable standards of the Civil Code, and observing the following rules:

1. The General Meeting of Shareholders shall be called and it shall meet on the dates, manner and terms prescribed for the regular meetings, and special meetings whenever it is called by the liquidator, the External Auditor, the Superintendencia Financiera (Superintendency of Finance), or when requested by a plural number of shareholders representing not less than twenty per cent (20%) of the issued stock. Such meetings shall accomplish all the functions compatible with the liquidation status and, especially, they shall appoint, change and remove, at their option, the liquidator or liquidators and their alternates, require accounts from them, determine the property that shall be distributed in kind, and establish priorities for the sale of assets, manners and terms for such sale, agree with the liquidators the fees for their services and adopt all the necessary provisions according to the law.

2. The General Meeting of Shareholders may determine which property shall be distributed in kind, fix the value of such property or the manner of determining it, establish the manner of its assignment and authorize the liquidator to carry out the corresponding distribution, subject to the requirements of the law.

     The meeting shall have the power to authorize the assignment of in "proindiviso" assets by groups of shareholders, make arrangements for the sale of assets through private treaty among the shareholders or with the participation of external bidders, and arrange for the use of other approaches deemed proper.

3. Absolute majority of the votes present, shall be sufficient for the approval of the periodic accounts submitted by the liquidator, or of the occasional accounts he may be required to give as well as to authorize the assignment of property in kind, payments in kind, to carry out the transactions necessary or convenient to facilitate or conclude the liquidation, for the approval of the final account of the liquidation and the minute of the distribution.

ARTICLE 96. DUTIES OF THE LIQUIDATOR

The liquidator or liquidators shall exercise their functions subject to the following standards:

1. They shall inform all creditors, in the manner required by the law, about the condition of liquidation of the Bank.

2. They shall make the inventory of assets and liabilities and submit it to the approval of the Superintendencia Financiera (Superintendency of Finance), in compliance with the pertinent legal provisions.

3. They shall also conclude any pending operations, require that previous administrators render account of the management of the Company's business, collect the "active" credits of the corporation, alienate the corporate property, subject to the rules approved by the meeting, maintain and custody the books and the correspondence, render accounts or present statements of liquidation and, in general, do any thing deemed necessary for the extinction of the Bank.

4. The liquidator or liquidators shall cancel all the external liabilities before distributing the balance to the stockholders.

5. The balance of the assets shall be distributed among the stockholders, pro rata of the shares owned by each one.


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

6. The minute of distribution, once approved by the meeting, shall be legalized at a notary of the corporate domicile, together with the inventory procedures and the judicial action, in its case.

7. Once the final account of the liquidation has been approved by the General Meeting of Shareholders, each shareholder will be given his part in the manner determined by the law.

8. Once the liquidation has been duly concluded, its final approval shall be requested from the Superintendencia Financiera (Superintendency of Finance).

ARTICLE 97. ADMINISTRATIVE LIQUIDATION

When the Superintendente Financiero (Superintendent of Finance) has the assets, property and business of the corporation under his possession, for its liquidation, the relevant legal provisions shall be applied.


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